SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report: (Date of earliest event reported):
                                February 24, 2003


                            MARVEL ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      001-13638                13-3711775
(State or other jurisdiction of  (Commission file number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

10 East 40th Street, New York, New York                                  10016
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip code)


                                 (212) 576-4000
              (Registrant's telephone number, including area code)


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Item 5. Other Events

Expected Date of Annual Meeting and Deadline for Submission of Stockholder Proposals


Marvel Enterprises, Inc. (the "Company") expects that its 2003 Annual Meeting of Stockholders ("2003 Annual Meeting") will be held on May 8, 2003. The eligibility of stockholders to submit proposals in connection with Company's 2003 Annual Meeting, the proper subjects of such stockholder proposals and other issues governing stockholder proposals are regulated by the rules adopted under
Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act"). Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for its 2003 Annual Meeting must be received by the Company at its principal executive offices at 10 East 40th Street, New York, New York 10016, no later than 5:00 pm (EST) on March 6, 2003. This deadline supersedes all previous deadlines.

Under the Company's By-Laws, and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided which a stockholder must follow to nominate certain persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, in part, that notice for nominations or stockholder proposals must be received by the Company not later than the close of business on the 10th day following the day on which such meeting is publicly announced or disclosed. Accordingly any such nominations or proposals must be received by the Company no later than the time and date stated above. The persons designated as proxies by the Company in connection with the 2003 Annual Meeting will have discretionary voting authority with respect to any proposal of which the Company did not receive timely notice.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, Marvel Enterprises, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MARVEL ENTERPRISES, INC.


                                         By:   /s/   Allen S. Lipson
                                            ------------------------------------
                                            Name:    Allen S. Lipson
                                            Title:   President and Chief
                                                     Executive Officer

Date: February 24, 2003